UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2014

RTI International Metals, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-14437	51-2115953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 893-0026

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 31, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of RTI International Metals, Inc. (“RTI” or the “Company”) approved changes in the design of its annual non-equity incentive compensation program (the “AIP”) for 2014 with respect to the Company’s executive officers, and set applicable targets for the metrics used. In addition, the Committee approved a new Form of Performance Share Award, to be used to evidence new grants of performance awards made under the Company’s 2004 Stock Plan, as amended from time to time (the “Plan”).

Annual Non-Equity Incentive Compensation Program

Incentive payments to executive officers under the AIP will be primarily based on pre-established targets for three key financial metrics: operating income; managed working capital as a percentage of sales; and cash flow from operations (which replaces the prior year’s return on invested capital metric). In addition, pre-established team and individual personal objectives in support of the Company’s overall corporate strategy were established and will also be components of the AIP.

The metrics will be weighted as follows:

	Chief Executive Officer	Other Executive Officers
Operating Income	35%	30%
Management Working Capital as a Percentage of Sales	20%	15%
Cash Flow from Operations	20%	15%
Individual/Team Performance	25%	40%

For each financial metric, performance between 50% of target and 150% of target (or between 95% of target and 105% of target for management working capital as a percentage of sales), would result in suggested payouts to range between 50% of target and 200% of target. In evaluating each team and individual personal objective, credit would be determined as follows: 50% for threshold performance, 75% for above threshold performance, 100% for achieving the objective, 150% for partially exceeding the objective, and 200% for maximum performance.

Target award payout amounts for the executive officers (as a percentage of base salary) are set at 50% for senior vice presidents, 60% for executive vice presidents and 90% for the chief executive officer, with the full potential range of payments set from zero, if the threshold level of actual performance relating to the financial, team and personal performance objectives are not achieved, to twice the target award level for maximum performance. Payouts are made in cash following review and certification of performance results by the Committee.

The shared short-term team objectives and individual objectives were established to address various aspects of the Company’s strategic operations and business that the Board of Directors has determined are key areas for the Company’s continued growth and development. In evaluating each team and individual personal objective, credit would be determined as follows: 0% for not meeting the objective, 50% for threshold performance, 75% for above threshold performance, 100% for achieving the objective, 150% for partially exceeding the objective, and 200% for maximum performance. The aggregate scores are then divided by the number of individual goals to arrive at an average score for the individual performance component. The average score is then multiplied by the individual performance weighting and added to the weighted average score for the corporate component.

In all circumstances, the Committee has the ability to exercise negative discretion under the AIP to grant awards at levels lower than that contemplated by the formula as discussed above. In addition, the Committee will adjust the performance if necessary for items such as unplanned or unintended gains or losses or extraordinary events, unplanned events that impact results that fall outside of the control of management, or changes in accounting standards.

Performance Share Awards

The new Form of Performance Share Award (an “Award”) provides for the issuance of shares of Company common stock (the “Performance Shares”) at a future date in the event the Company achieves one or both of the following performance goals, as established by the Compensation Committee and the Board of Directors. Fifty percent (50%) of the target Award will be determined by the Company’s Total Shareholder Return (“TSR”), which is defined as the share price appreciation of the Company’s common stock plus dividends accrued, as measured during the performance period and as compared to the total shareholder return of a peer group of companies set forth in the Award agreement provided to the Award recipient (the “Peer Group TSR”). The remaining fifty percent (50%) of the target Award will be determined by the Company’s year-over-year earnings per share from continuing operations growth (“EPS Growth”) achieved during the performance period, computed by dividing net income (loss) from continuing operations by the weighted-average of all potentially dilutive shares of Company Common Stock that were outstanding during the periods presented, as reflected in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Recipients will have the ability to earn one-half of the EPS Growth metric target award based on the average EPS Growth over the first two years, and one-half of the EPS Growth metric target award based on EPS Growth in the third year; provided, however, that in no circumstances shall any shares be paid under the Award until the end of the performance period.

Performance Shares earned under an Award are to be issued on or before March 15th of the year following the end of the performance period and upon the determination by the Compensation Committee (i) that the performance goals have been achieved and (ii) of the level of such achievement. Unless otherwise determined by the Compensation Committee, all outstanding Awards are immediately forfeited if an Award recipient’s employment is terminated for any reason, other than death, retirement or disability, in which case outstanding Awards may be paid on a prorated basis as calculated in the Award. In addition, the Performance Shares may be subject to recoupment by the Company under the provisions of any other forfeiture or clawback policy that has been or may be adopted by the Company in the future, or as required by any applicable laws then in effect.

Fifty percent (50%) of the Performance Shares will be earned under the TSR performance metric based upon the Company’s TSR at the end of the performance period, as compared to the Peer Group TSR.

•	If the Company’s TSR is less than the 30th percentile of the Peer Group TSR, no Performance Shares will be earned under this metric.

•	If the Company’s TSR is greater than the 30th percentile but less than the 50th percentile of the Peer Group TSR, 50.0% to 99.99% of the Performance Shares will be earned.

•	If the Company’s TSR equals the 50th percentile of the Peer Group TSR, the target award is achieved and 100.0% of the Performance Shares will be earned.

•	If the Company’s TSR is greater than the 50th percentile but less than the 75th percentile of the Peer Group TSR, 100.00% up to 199.99% of the Performance Shares will be earned.

•	If the Company’s TSR is greater than or equal to the 75th percentile of the Peer Group TSR, 200.00% of the Performance Shares will be earned, which is the maximum amount that can be earned under this metric.

Fifty percent (50%) of the Performance Shares will be earned under the EPS Growth performance metric based upon (i) the Company’s average year-over-year EPS Growth for years one and two and (ii) year-over-year EPS Growth in year three. Achievement of one-half of this performance metric will be calculated at the end of year two (based on the average EPS Growth in years one and two), and one-half calculated at the end of year three. Recipients will have an opportunity to earn one-half of the total Performance Shares issuable under this metric (i.e. 25% of the total Award) at the end of each measurement period, although no shares will be granted until the end of the performance period. Year-over-year EPS Growth is expressed in terms of percentages to determine the payout for varying levels of actual performance, using both a floor percentage below which no shares will be issued for the relevant measuring period and a cap above which no additional shares will be issued. Actual results between such cap and floor will result in payouts between 50% of target and 200% of target.

The foregoing description is qualified in its entirety by reference to the amended Form of Performance Share Award, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Performance Share Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI International Metals, Inc.
(Registrant)

By:	/s/ Chad Whalen
Chad Whalen
General Counsel & Senior Vice President

Dated: January 31, 2014

Exhibit Index

10.1	Form of Performance Share Award